Investor Contact: Michael Greiner
Avanos Medical, Inc.
470-562-2692
Investor.Relations@Avanos.com

Media Contact: Katrine Kubis
Avanos Medical, Inc.
470-448-5561
CorporateCommunications@Avanos.com

Avanos Medical, Inc. Announces Second Quarter 2021 Results

ALPHARETTA, Ga., August 3, 2021/PRNewswire/ -- Avanos Medical, Inc. (NYSE: AVNS) today reported second quarter 2021 financial results.
“Through the first-half of the year our commercial teams continue to execute well and build sales momentum across our franchises while maintaining spending discipline,” stated Joe Woody, Avanos’ chief executive officer. “During the quarter we saw sequential net sales increase across our Pain Management franchise from the return of elective procedures and execution of our growth initiatives, highlighted by our COOLIEF and Game Ready therapies which grew when compared to the pre-pandemic second quarter of 2019.”
Woody continued, “Our gross margin has been temporarily impacted by higher transportation costs to drive growth and a delay in returning our manufacturing operations to pre-COVID efficiency levels, which will cause it to fall below our earlier expectation. However, we remain confident gross margin will accelerate in the second half of the year and we will continue to exercise discipline in our spending to mitigate this impact.”
Second Quarter 2021 Financial Highlights
•Net sales totaled $186 million, a 14 percent increase from the prior year.
•Net income for the quarter was $38 million, compared to a net loss of $3 million a year ago.
•Adjusted net income totaled $10 million, compared to $6 million a year ago.
•Diluted earnings per share was $0.78, compared to a loss of $0.06 a year ago.
•Adjusted diluted earnings per share were $0.21, compared to $0.13 in the prior year.
Operational and Business Highlights
•The company continues to strengthen its management team with the addition of Moji James, senior vice president and general counsel.
•At the American Society of Regional Anesthesia and Pain Medicine Acute Pain conference in May, several presentations highlighted that a programmable intermittent bolus feature of pumps such as the company’s ambIT electronic pump may further improve postoperative pain management.
•On July 6, the company entered into a Deferred Prosecution Agreement with the United States Department of Justice (“DOJ”) that resolves the DOJ’s criminal investigation related to the company’s MicroCool surgical gowns, which were part of the Surgical and Infection business the company divested more than three years ago.

The company maintains its robust compliance and quality programs, which it will continue to enhance through new and revised policies, procedures, and training requirements.
Second Quarter 2021 Operating Results
Net sales totaled $186 million, an increase of 14 percent compared to the prior year. Volume increased 13 percent, driven by our pain management franchise due to the continued recovery of elective surgical procedures and favorable comparison to last year’s sales which were negatively impacted by the COVID-19 pandemic. In addition, volume benefited from continued robust demand for Digestive Health, which was partially offset by lower volume in Respiratory Health due to the pandemic-fueled demand experienced last year. Volume growth was offset by unfavorable price and mix of 1 percent, while foreign currency exchange rates provided a 1 percent benefit.
Gross margin was 46 percent, compared to 53 percent a year ago. Adjusted gross margin was 51 percent, down due primarily to higher freight costs and inefficiencies at our manufacturing plants, compared to 56 percent last year.
Operating loss was $7 million compared to operating loss of $2 million a year ago due to non-cash restructuring costs related to the previously announced restructuring in the fourth quarter of 2020. On an adjusted basis, operating profit totaled $15 million, compared to $13 million a year ago. Higher sales were partially offset by lower gross margin.
Adjusted EBITDA for the quarter was $20 million, compared to $19 million in the prior year.
First Six Months 2021 Operating Results
Net sales were $367 million, an increase of 7 percent compared to the prior year. Volume increased 7 percent driven by our pain management franchise due to the continued recovery of elective surgical procedures and favorable comparison to last year’s sales which were negatively impacted by the COVID-19 pandemic. In addition, volume benefited from continued robust demand for Digestive Health, which was partially offset by lower volume in Respiratory Health due to the pandemic-fueled demand experienced last year. Volume growth was partially offset by unfavorable price and mix of 1 percent, while foreign currency exchange rates provided a 1 percent benefit.
Gross margin was 48 percent, compared to 55 percent last year. Adjusted gross margin was 52 percent, down due primarily to higher freight costs and inefficiencies at our manufacturing plants, compared to 57 percent last year.
Operating loss was $20 million compared to operating loss of $1 million a year ago due to non-cash restructuring costs related to the previously announced restructuring in the fourth quarter of 2020 and legal expense in connection with the resolution of the DOJ’s criminal investigation related to the company’s MicroCool surgical gowns. On an adjusted basis, operating profit was $31 million compared to $27 million a year ago. Higher sales were partially offset by lower gross margin.
Adjusted EBITDA for the six-month period was $42 million compared to $39 million in the prior year.
Cash Flow and Balance Sheet
Cash from operations less capital expenditures, or free cash flow, for the quarter was an inflow of $10 million, compared to an outflow of $6 million a year ago. The Company’s cash balance was $100 million at the end of the quarter, compared to $112 million at year-end 2020.
Total debt at the end of the first quarter was $165 million, down $15 million compared to year-end 2020.
Full Year 2021 Outlook
The company maintains its outlook for net sales to increase 2 to 4 percent, on a constant currency basis, compared to 2020. The company is revising its previously announced full-year earnings outlook from $1.10 to $1.25, to $1.10 to $1.20 of adjusted diluted earnings per share. This outlook reflects certain key assumptions, which are listed below:
•The Company expects the foreign currency translation impact to be even to 1 percent favorable compared to the prior year.

•The adjusted effective tax rate is anticipated to be between 25 and 27 percent.
Non-GAAP Financial Measures
This press release and the accompanying tables include the following financial measures that have not been calculated in accordance with accounting principles generally accepted in the U.S., or GAAP, and are therefore referred to as non-GAAP financial measures:
•Adjusted gross profit and margin
•Adjusted operating profit
•Adjusted income before tax
•Adjusted tax provision and effective tax rate
•Adjusted net income
•Adjusted diluted earnings per share
•Adjusted EBITDA
•Free cash flow
These non-GAAP financial measures exclude the following items, as applicable, for the relevant time periods as indicated in the accompanying non-GAAP reconciliations to the comparable GAAP financial measures:
•Incremental expenses associated with altering operations in response to the COVID-19 pandemic.
•Expenses associated with restructuring activities, including IT-related charges.
•Expenses associated with post divestiture transition activities.
•Certain acquisition and integration charges related to acquisitions.
•Expenses associated with European Union Medical Device Regulation (“EU MDR”) compliance.
•Expenses associated with certain litigation matters.
•The amortization of intangible assets associated with prior business acquisitions.
•The tax effects of the adjusting items.
•Benefit associated with tax effects of the CARES Act.
•The positive or negative effect of changes in currency exchange rates during the year.
The Company provides these non-GAAP financial measures as supplemental information to our GAAP financial measures. Management and the Company’s Board of Directors use net sales on a constant currency basis, adjusted net income, adjusted diluted earnings per share, adjusted operating profit, adjusted EBITDA, and free cash flow to (a) evaluate the Company’s historical and prospective financial performance and its performance relative to its competitors, (b) allocate resources and (c) measure the operational performance of the Company’s business units and their managers. Management also believes that the use of an adjusted effective tax rate provides improved insight into the tax effects of our ongoing business operations.
Additionally, the Compensation Committee of the Company’s Board of Directors will use certain of the non-GAAP financial measures when setting and assessing achievement of incentive compensation goals. These goals are based, in part, on the Company’s net sales on a constant currency basis and adjusted EBITDA, which will be determined by excluding certain items that are used in calculating these non-GAAP financial measures.
Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the attached financial tables.
Conference Call Webcast

Avanos Medical, Inc. will host a conference call today at 9 a.m. ET. The conference call can be accessed live over the Internet at https://avanos.investorroom.com or via telephone by dialing 877-240-5772 in the United States. A replay of the call will be available at noon ET today by calling 877-344-7529 in the United States and entering passcode 10158622. A webcast of the call will also be archived in the Investors section on the Avanos website.
About Avanos Medical, Inc.
Avanos Medical (NYSE: AVNS) is a medical device company focused on delivering clinically superior breakthrough solutions that will help patients get back to the things that matter. Headquartered in Alpharetta, Georgia, Avanos is committed to creating the next generation of innovative healthcare solutions which will address our most important healthcare needs, such as reducing the use of opioids while helping patients move from surgery to recovery. Avanos develops, manufactures and markets its recognized brands in more than 90 countries. For more information, visit www.avanos.com and follow Avanos Medical on Twitter (@AvanosMedical), LinkedIn and Facebook.
Forward-Looking Statements
This press release contains information that includes or is based on “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on the current plans and expectations of management and are subject to various risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in such statements. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by the use of words such as “may,” “believe,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan” or “continue” and similar expressions, among others. Such factors include, but are not limited to: weakening of economic conditions that could adversely affect the level of demand for our products; pricing pressures generally, including cost-containment measures that could adversely affect the price of or demand for our products; risks related to the ongoing COVID-19 pandemic; shortage in drugs used in our Acute Pain products or other disruptions in our supply chain; changes in foreign exchange markets; legislative and regulatory actions; unanticipated issues arising in connection with clinical studies and otherwise that affect U.S. Food and Drug Administration approval of new products; changes in reimbursement levels from third-party payors; a significant increase in product liability claims; the impact of investigative and legal proceedings and compliance risks; the impact of the federal legislation to reform the United States healthcare system; changes in financial markets; and changes in the competitive environment. Additional information concerning these and other factors that may impact future results is contained in our filings with the U.S. Securities and Exchange Commission, including our most recent Form 10-Q.

AVANOS MEDICAL, INC.
CONDENSED CONSOLIDATED INCOME STATEMENTS
(unaudited)
(in millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net Sales	$186.4	$163.7	$367.1	$344.1
Cost of products sold	100.7	77.2	190.1	155.5
Gross Profit	85.7	86.5	177.0	188.6
Research and development expenses	8.0	7.7	16.3	17.1
Selling and general expenses	76.7	76.9	150.1	168.0
Other expense, net	8.3	3.7	30.3	4.7
Operating Loss	(7.3)	(1.8)	(19.7)	(1.2)
Interest income	—	0.2	—	0.9
Interest expense	(0.9)	(4.3)	(1.7)	(8.6)
Loss Before Income Taxes	(8.2)	(5.9)	(21.4)	(8.9)
Income tax benefit	46.1	2.9	51.7	9.6
Net Income (Loss)	$37.9	$(3.0)	$30.3	$0.7

Interest expense, net	$0.9	$4.1	$1.7	$7.7
Income tax benefit	(46.1)	(2.9)	(51.7)	(9.6)
Depreciation and amortization	9.5	10.8	19.2	21.4
EBITDA	$2.2	$9.0	$(0.5)	$20.2

Earnings (Loss) Per Share
Basic	$0.79	$(0.06)	$0.63	$0.02
Diluted	0.78	(0.06)	0.62	0.02

Common Shares Outstanding
Basic	48.1	47.8	48.0	47.8
Diluted	48.6	47.8	48.6	48.0

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions)

	Gross Profit
	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
As reported	$85.7	$86.5	$177.0	$188.6
COVID-19 related expenses	—	2.1	—	2.5
2020 Restructuring charges	2.8	—	3.0	—
Post divestiture restructuring charges	1.7	0.6	2.6	1.1
Post divestiture transition charges	3.7	0.3	3.8	1.1
Acquisition and integration-related charges	—	0.1	—	0.2
Intangibles amortization	1.7	1.6	3.3	3.3
As adjusted non-GAAP	$95.6	$91.2	$189.7	$196.8
Gross profit margin, as reported	46.0%	52.8%	48.2%	54.8%
Gross profit margin, as adjusted	51.3%	55.7%	51.7%	57.2%

	Operating (Loss) Profit
	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
As reported	$(7.3)	$(1.8)	$(19.7)	$(1.2)
COVID-19 related expenses	0.2	3.2	0.2	3.7
2020 Restructuring charges(a)	8.5	—	8.7	—
Post divestiture restructuring charges	1.7	—	2.6	0.5
Post divestiture transition charges(b)	3.6	3.1	3.6	7.1
Acquisition and integration-related charges	0.2	2.1	0.6	3.9
EU MDR Compliance(c)	1.0	—	1.2	—
Litigation and legal(d)	2.7	1.2	25.2	3.4
Intangibles amortization	4.1	4.9	8.3	9.7
As adjusted non-GAAP	$14.7	$12.7	$30.7	$27.1
__________________________________________________
(a)In the three months ended June 30, 2021, 2020 Restructuring charges includes $2.8 million in “Cost of products sold” (see “Gross Profit” table), $0.5 million in “Selling and general expenses” and $5.2 million in “Other expense, net.” Likewise, in the six months ended June 30, 2021, 2020 Restructuring includes $3.0 million in “Cost of products sold,” $0.7 million in “Selling and general expenses” and $5.0 million in “Other expense, net.”
(b)In the three and six months ended June 30, 2021, post divestiture transition charges include $3.7 million and $3.8 million in “Cost of products sold” (see “Gross Profit” table) offset by a benefit of $0.1 million and $0.2 million in “Selling and general expenses.”
(c)European Union Medical Device Regulation (“EU MDR”) compliance related charges are included in “Selling and general expenses”.
(d)Litigation and legal expenses are included in “Other expense, net.”

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions)

	(Loss) Income Before Taxes
	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
As reported	$(8.2)	$(5.9)	$(21.4)	$(8.9)
COVID-19 related expenses	0.2	3.2	0.2	3.7
2020 Restructuring charges	8.5	—	8.7	—
Post divestiture restructuring charges	1.7	—	2.6	0.5
Post divestiture transition charges	3.6	3.1	3.6	7.1
Acquisition and integration-related charges	0.2	2.1	0.6	3.9
EU MDR Compliance	1.0	—	1.2	—
Litigation and legal	2.7	1.2	25.2	3.4
Intangibles amortization	4.1	4.9	8.3	9.7
As adjusted non-GAAP	$13.8	$8.6	$29.0	$19.4

	Tax Benefit (Provision)
	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
As reported	$46.1	$2.9	$51.7	$9.6
Tax effects of adjusting items	(47.1)	(3.8)	(57.0)	(7.4)
Effects of the CARES Act and other(a)	(2.7)	(1.5)	(2.5)	(7.5)
As adjusted non-GAAP	$(3.7)	$(2.4)	$(7.8)	$(5.3)
Effective tax rate, as reported	562.2%	49.2%	241.6%	107.9%
Effective tax rate, as adjusted	26.8%	27.9%	26.9%	27.3%
__________________________________________________
(a)The CARES Act, which allows for the carryback of U.S. net operating losses to prior years, provided an income tax benefit of $3.6 million in the six months ended June 30, 2021 compared to $9.7 million last year.

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions, except per share amounts)

	Net Income (Loss)
	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
As reported	$37.9	$(3.0)	$30.3	$0.7
COVID-19 related expenses	0.2	3.2	0.2	3.7
2020 Restructuring charges	8.5	—	8.7	—
Post divestiture restructuring charges	1.7	—	2.6	0.5
Post divestiture transition charges	3.6	3.1	3.6	7.1
Acquisition and integration-related charges	0.2	2.1	0.6	3.9
EU MDR Compliance	1.0	—	1.2	—
Litigation and legal	2.7	1.2	25.2	3.4
Intangibles amortization	4.1	4.9	8.3	9.7
Tax effects of adjusting items	(47.1)	(3.8)	(57.0)	(7.4)
Tax effects of the CARES Act and other	(2.7)	(1.5)	(2.5)	(7.5)
As adjusted non-GAAP	$10.1	$6.2	$21.2	$14.1
Diluted EPS, as reported	$0.78	$(0.06)	$0.62	$0.02
Diluted EPS, as adjusted	$0.21	$0.13	$0.44	$0.29

	EBITDA
	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
EBITDA, as reported	$2.2	$9.0	$(0.5)	$20.2
COVID-19 related expenses	0.2	3.2	0.2	3.7
2020 Restructuring charges	8.5	—	8.7	—
Post divestiture restructuring charges	1.7	—	2.6	0.5
Post divestiture transition charges	3.6	3.1	3.6	7.1
Acquisition and integration-related charges	0.2	2.1	0.6	3.9
EU MDR Compliance	1.0	—	1.2	—
Litigation and legal	2.7	1.2	25.2	3.4
Adjusted EBITDA	$20.1	$18.6	$41.6	$38.8

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions)

	Free Cash Flow
	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Cash provided by (used in) operating activities	$15.3	$1.1	$12.0	$(4.7)
Capital expenditures	(5.8)	(6.9)	(11.5)	(12.1)
Free Cash Flow	$9.5	$(5.8)	$0.5	$(16.8)

2021 OUTLOOK

	Estimated Range
Diluted earnings per share (GAAP)	$0.02	to	$0.26
Intangibles amortization	0.26	to	0.26
Restructuring initiatives	0.20	to	0.16
Litigation and legal	0.52	to	0.46
Other	0.10	to	0.06
Adjusted diluted earnings per share (non-GAAP)	$1.10	to	$1.20

AVANOS MEDICAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in millions)

	June 30, 2021	December 31, 2020
ASSETS
Current Assets
Cash and cash equivalents	$99.9	$111.5
Accounts receivable, net of allowances	165.1	167.9
Inventories	159.7	168.9
Prepaid expenses and other current assets	18.8	18.9
Total Current Assets	443.5	467.2
Property, Plant and Equipment, net	171.9	175.3
Operating Lease Right-of-Use Assets	42.9	48.3
Goodwill	802.6	802.5
Other Intangible Assets, net	149.5	157.7
Deferred Tax Assets	61.9	10.0
Other Assets	11.0	11.8
TOTAL ASSETS	$1,683.3	$1,672.8

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of operating lease obligations	$14.9	$15.5
Trade accounts payable	65.5	67.6
Accrued expenses	77.9	83.2
Total Current Liabilities	158.3	166.3
Long-Term Debt	165.0	180.0
Operating Lease Liabilities	47.5	53.3
Deferred Tax Liabilities	5.6	5.7
Other Long-Term Liabilities	10.6	11.0
TOTAL LIABILITIES	387.0	416.3
Stockholders’ Equity	1,296.3	1,256.5
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,683.3	$1,672.8

AVANOS MEDICAL, INC.
CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
(unaudited)
(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Operating Activities
Net income (loss)	$37.9	$(3.0)	$30.3	$0.7
Depreciation and amortization	9.5	10.8	19.2	21.4
Net loss on asset dispositions and impairments	4.8	0.2	4.9	0.2
Changes in operating assets and liabilities	6.2	(8.8)	3.5	(25.0)
Deferred income taxes and other	(43.1)	1.9	(45.9)	(2.0)
Cash Provided by (Used in) Operating Activities	15.3	1.1	12.0	(4.7)
Investing Activities
Capital expenditures	(5.8)	(6.9)	(11.5)	(12.1)
Cash Used in Investing Activities	(5.8)	(6.9)	(11.5)	(12.1)
Financing Activities
Revolving credit facility repayments	(10.0)	—	(15.0)	—
Purchase of treasury stock	(0.5)	(0.3)	(0.5)	(0.3)
Proceeds from the exercise of stock options	0.4	0.6	5.2	0.6
Cash (Used in) Provided by Financing Activities	(10.1)	0.3	(10.3)	0.3
Effect of Exchange Rate Changes on Cash and Cash Equivalents	0.4	2.8	(1.8)	(3.8)
Decrease in Cash and Cash Equivalents	(0.2)	(2.7)	(11.6)	(20.3)
Cash and Cash Equivalents - Beginning of Period	100.1	187.7	111.5	205.3
Cash and Cash Equivalents - End of Period	$99.9	$185.0	$99.9	$185.0

AVANOS MEDICAL, INC.
SELECTED BUSINESS AND PRODUCTS DATA
(unaudited)
(in millions)

	Three Months Ended June 30,			Six Months Ended June 30,
	2021	2020	Change	2021	2020	Change
Chronic care	$116.0	$120.2	(3.5)%	$237.1	$235.9	0.5%
Pain management	70.4	43.5	61.8	130.0	108.2	20.1
Total Net sales	$186.4	$163.7	13.9%	$367.1	$344.1	6.7%

		Total	Volume	Pricing/Mix	Currency	Other(a)
Net Sales - percentage change	QTD	14%	13%	(1)%	1%	1%
	YTD	7%	7%	(1)%	1%	—%
__________________________________________________
(a) Other includes rounding.